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                                                                      Exhibit 16

[KEMPISTY & COMPANY LETTERHEAD]




November 20, 2006


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549




Gentlemen:

We have read Item 4.01(a) of Form 8-K dated November 20, 2006 of DLR Funding, Inc. and are in agreement with the statements contained therein.

We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).




Sincerely,


/s/ Kempisty & Company, CPA's, P.C.
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Kempisty & Company, CPA's, P.C.